UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Advanced Photonix, Inc.

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Notice Of Annual Meeting Of Stockholders
To Be Held
August 22, 2008

To the Stockholders of Advanced Photonix, Inc.:

You are invited to attend the 2008 Annual Meeting of Stockholders (the Annual Meeting) of Advanced Photonix, Inc., which will be held at our Michigan office, 2925 Boardwalk, Ann Arbor, Michigan, at 10:00 a.m., Eastern Time, on August 22, 2008, to consider the following matters:

(1)
The election of the six directors nominated by the Board of Directors to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified. The persons nominated by the Board are Richard D. Kurtz, Robin F. Risser, Lance Brewer, M. Scott Farese, Donald Pastor and Stephen P. Soltwedel;

(2)	The adoption of the Amendment to the Certificate of Incorporation to increase the authorized Class A Common Stock of the Company from 50,000,000 shares to 100,000,000 shares; and

(3)	The transaction of such other matters as may properly be brought before the Annual Meeting.

The Board of Directors has fixed the close of business on July 7, 2008 as the record date for the Annual Meeting. Only stockholders who owned our common stock at the close of business on July 7, 2008 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Shares of common stock can be voted at the Annual Meeting only if the holder is present or represented by proxy.

The Board of Directors is soliciting the accompanying proxy to vote at our 2008 Annual Meeting. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

A complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose relevant to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting, at our principal office, 2925 Boardwalk, Ann Arbor, Michigan 48104.

Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke your proxy before its exercise.

By Order of the Board of Directors

July 16, 2008	ROBIN F. RISSER
Secretary

i

Proxy Statement
Annual Meeting of Stockholders
August 22, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Photonix, Inc. (the Board) a Delaware corporation (the Company or we) for use at the 2008 Annual Meeting and for any adjournments or postponements thereof to be held at the Company’s Michigan office, 2925 Boardwalk, Ann Arbor, Michigan, at 10:00 a.m., Eastern time, on August 22, 2008, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the Notice). A Board of Directors’ proxy (the Proxy) for the Annual Meeting is enclosed, by means of which you may vote as to the proposals described in this Proxy Statement.

Two proposals are scheduled for a vote at the Annual Meeting: (1) the election of the six directors named in this Proxy Statement to serve until the next Annual Meeting of Stockholders and (2) the adoption of the Amendment to the Certificate of Incorporation to increase the authorized Class A Common Stock. The Board recommends a vote FOR the election of the six nominees to the Board and FOR the adoption of the Amendment to the Certificate of Incorporation as described in this Proxy Statement. All Proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder’s instructions contained in such Proxy. In the absence of instructions, shares represented by such Proxy will be voted FOR the election of the six nominees to the Board and FOR the adoption of the Amendment to the Certificate of Incorporation as described herein. The Board is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters in accordance with their discretion. A stockholder may vote before the Annual Meeting by mail by filling in, signing and returning the enclosed Proxy. A stockholder may vote “For” all the nominees to the Board of Directors or may withhold authority to vote for any nominee(s) specified. With respect to the adoption of the Amendment to the Certificate of Incorporation, a stockholder my vote “For” or “Against” or abstain from voting which will have the same effect as a vote against the proposal. A stockholder may vote at the Annual Meeting if he or she attends the meeting in person. Even if you plan to attend the meeting, the Company recommends that you submit your Proxy via the mail so that your vote will count if you later decide not to attend the Annual Meeting.

A stockholder may revoke or change his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its offices at 2925 Boardwalk, Ann Arbor, Michigan 48104, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person. A stockholder may receive more than one set of proxy materials, including multiple copies of this Proxy Statement and multiple Proxies. For example, if a stockholder holds shares in more than one brokerage account, he or she may receive a separate proxy card for each brokerage account in which shares are held. If a stockholder is of record and his or her shares are registered in more than one name, he will receive more than one Proxy. Please complete, sign, date and return each Proxy received to ensure that all shares are voted.

This Proxy Statement and the accompanying Notice, Proxy and 2008 Annual Report to Stockholders are being sent to Stockholders on or about July 16, 2008.

VOTING SECURITIES

The Company has fixed July 7, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of that date, the Company had outstanding 24,007,978 shares of Class A Common Stock, $.001 par value (the Common Stock). A quorum, representing a majority of the total outstanding shares of Common Stock, must be established for the Annual Meeting to be held and any action to be taken. The presence, in person or by proxy, of stockholders entitled to cast a majority of votes will constitute a quorum for the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share of Common Stock owned.

Brokers holding shares for beneficial owners (shares held in “street name”) must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. In accordance with the rules applicable to such voting by brokers, brokers will have discretionary authority to vote on the election of directors and on Proposal 2.

For Proposal 1, the six nominees for election as directors who receive the highest number of “FOR” votes will be elected as directors. As a plurality of votes cast is required for the election of directors, abstentions will have no effect on the outcome of the election. For Proposal 2, the adoption of the Amendment to the Certificate of Incorporation must receive the “FOR” vote of a majority of the outstanding shares entitled to vote on the matter. Abstentions will have the same effect as a vote against Proposal 2.

Votes will be counted by the Company’s independent inspectors of election appointed for the Annual Meeting. The Company will pay for the entire cost of preparing, assembling, printing, soliciting and mailing Proxies. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse banks and brokers for the cost of forwarding proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, by Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but the Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $7,500 in the aggregate. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the period ending September 30, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 30, 2008 certain information concerning the holdings of each person who was known by the Company to be the beneficial owner of more than five percent (5%) of the shares of Common Stock of the Company, by each director and each executive officer named in the Summary Compensation Table and by all directors and officers as a group.

Name & Address of Beneficial Owner	Number of Shares Owned		Shares Underlying Options/Warrants (1)		Percent of Class (2)

5% Stockholders
Potomac Capital Management LLC 825 Third Avenue, 33rd Floor New York, NY 10022	3,420,218	(3)	500,000	(4)	16.0%

Smithfield Fiduciary LLC c/o Highbridge Capital Management 9 West 57th Street, 27th Floor New York, NY 10019	—		1,276,234	(4)	5.0%

Named Executive Officers and Directors
Richard D. Kurtz	80,300		554,800	(5)	2.6%
Robin F. Risser	918,333		92,500	(6)	4.2%
Steven Williamson	1,862,667		100,500	(7)	8.1%
Lance Brewer	5,000		80,000	(5)	0.4%
M. Scott Farese	34,000		439,000	(5)	1.9%
Donald Pastor	8,000		80,000	(5)	0.4%
Stephen P. Soltwedel	24,000		450,000	(5)	1.9%
Directors & Officers as a Group	2,721,100		1,796,800	(8)	18.3%

1)	Represents shares issuable pursuant to stock options and stock purchase warrants that are exercisable within 60 days of June 30, 2008.

2)
Represents percentage of issued and outstanding shares of the Company’s Common Stock, assuming the beneficial owner (and no other beneficial owner) exercises all stock purchase warrants and stock options which are exercisable within 60 days of June 30, 2008.

3)	Based upon information set forth in an Information Statement on Schedule 13G filed by the beneficial owner with the Securities and Exchange Commission (SEC).

4)	Represents shares underlying stock purchase warrants.

5)	Represents shares underlying stock options.

6)	Includes 80,000 shares underlying stock options and 12,500 shares underlying stock purchase warrants.

7)	Includes 80,000 shares underlying stock options and 20,500 shares underlying stock purchase warrants.

8)	Includes 1,763,800 shares underlying stock options and 33,000 shares underlying stock purchase warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require our executive officers and directors and persons owning more than 10% of our Common Stock to file certain reports on ownership and changes in ownership with the Securities and Exchange Commission (SEC). Based on a review of our records and other information, we believe that during the fiscal year ended March 31, 2008, our executive officers, directors and persons holding more than 10% of our Common Stock timely filed Section 16(a) reports except for reports on Form 4 covering purchases of shares by Steven Williamson on February 14, 2008 and February 21, 2008 and by Donald Pastor on February 19, 2008 and one late report by each of Messrs. Farese and Soltwedel covering an option grant for services as a non-employee director.

PROPOSAL 1 - ELECTION OF DIRECTORS

A Board of six (6) Directors of the Company is to be elected at the Annual Meeting, each to serve, subject to the provisions of the Company’s by-laws, until the next Annual Meeting or until his successor is duly elected and qualified. It is the Board and management’s recommendation that the accompanying form of Proxy be voted FOR the election of each of the six nominees named below, all of whom are currently Directors of the Company and two of whom are currently executive officers of the Company. The Board believes that the nominees named below are willing to serve as Directors, however, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Board pursuant to the recommendation of the Company’s Nominating and Governance Committee. The nomination of each of the nominees listed below was recommended by our Nominating and Governance Committee and approved by the Board.

The following persons are nominees for election as Directors:

Name	Age	Position or Principal Occupation	Director Since

Richard D. Kurtz	56	Chairman of the Board, President	2000
		and Chief Executive Officer

Robin F. Risser	57	Chief Financial Officer, Secretary	2005
		and Director

Lance Brewer	50	Director	2005

M. Scott Farese	51	Director	1998

Donald Pastor	54	Director	2005

Stephen P. Soltwedel	61	Director	2000

Set forth below is certain information relating to the Directors and executive officers of the Company. Directors serve annual terms until the next annual meeting of stockholders or until their successors are duly elected and qualified. Officers serve at the pleasure of the Board of Directors.

Richard D. Kurtz - Chairman of the Board, President and Chief Executive Officer
Mr. Kurtz became a director of the Company in February 2000, was elected Chairman of the Board in July 2000, and was appointed Chief Executive Officer in February 2003. In June 2006, Mr. Kurtz was appointed to serve as President of the Company. Prior to joining the Company in February 2003, he was Director of Client Services and Strategic Planning for Quantum Compliance Systems Inc. a privately owned software company specializing in the development and installation of Environmental Health and Safety Management systems. Prior to joining Quantum in June 2001, Mr. Kurtz served as Vice President of Sales and Marketing for Filtertek Inc. an ESCO Technology company for more than thirteen years.

Robin F. Risser – Chief Financial Officer and Director
Mr. Risser joined the Company through the acquisition of Picometrix, Inc., and was appointed Chief Financial Officer of the Company in May 2005 and became a director of the Company in July 2005. Prior to joining the Company, Mr. Risser served as the Chief Executive Officer and a member of the board of directors of Picometrix, Inc. since 1992, the year in which he co-founded Picometrix. Mr. Risser is also a member of the Optical Society of America. Mr. Risser has passed the certified public accountant exam and holds an MBA from the University of Michigan.

Lance Brewer – Director
Mr. Brewer became a director of the Company in July 2005. He is a partner at Brewer & Brewer Law firm since 1989 the year in which he co-founded the firm. Brewer & Brewer is headquartered in Newport Beach, California and specializes in representation of financial institutions, business acquisitions and litigation and insurance defense.

M. Scott Farese - Director
Mr. Farese became a director of the Company in August 1998. He is currently Chief Executive Officer of Memacin, a firm specializing in the manufacturing of dietary supplements and nutracueticals. Prior to founding Memacin, Mr. Farese was President of Chelsea Investments, a firm specializing in facilitating private investments in privately held companies. For the thirteen years prior to the establishment of Chelsea Investments, Mr. Farese was employed by Filtertek, Inc., an ESCO Technology company, most recently holding the position of Business Unit Director.

Donald Pastor – Director
Mr. Pastor became a director of the Company in July 2005 and is currently the Executive Vice President - Operations and Chief Financial Officer of Telephonics Corporation where he has been employed since 1986. In addition, Mr. Pastor serves as the Chief Executive Officer of TLSI, a wholly owned subsidiary of Telephonics. For the past thirty years, Mr. Pastor has held a variety of financial, administrative and operational positions in high technology and defense related industries.

Stephen P. Soltwedel - Director
Mr. Soltwedel became a director of the Company in February 2000. In May 2007 he retired as President of Filtertek, Inc., an ESCO Technology company where he had been employed since 1979 and had previously held the position of Vice President and Chief Financial Officer. Prior to joining Filtertek, Mr. Soltwedel was employed by the public accounting firm of Baillies Denson Erickson & Smith in Lake Geneva, Wisconsin.

Steven Williamson (Age 53) - Chief Technology Officer
Mr. Williamson joined the Company in May 2005 through the acquisition of Picometrix, Inc. Prior to joining the Company, Mr. Williamson served as the President, Chief Technology Officer and a member of the board of directors of Picometrix, Inc. since 1992, the year in which he co-founded Picometrix. Mr. Williamson earned his B.A. in Physics (Optics) from the University of Rochester, has 35 publications in the field of ultra fast optics and optoelectronics and holds twelve patents.

CORPORATE GOVERNANCE

The Company seeks to follow best practices in corporate governance in a manner that is in the best interests of our business and our stockholders. We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the SEC and the American Stock Exchange (AMEX) and will continue to review our policies and practices to meet ongoing developments in this area.

Code of Ethical Conduct

The Company has adopted a Code of Ethical Conduct applicable to its President and Chief Executive Officer (CEO) and Chief Financial Officer (CFO) pursuant to the Sarbanes-Oxley Act of 2002. In addition the Company has adopted a Code of Business Conduct and Ethics applicable to all employees and Directors, including the officers listed above. Both Codes of Ethics are published on the Company’s web site, www.advancedphotonix.com under the “Corporate Governance” link on the Investors page. Both Codes of Ethics are also available in print to any requesting stockholder. We will post any amendments to or waivers of either Code of Ethics on the Company’s website.

BOARD MEETINGS AND COMMITTEES

Board Meetings, Annual Meeting and Attendance of Directors

The Board of Directors held four meetings during the fiscal year ended March 31, 2008. Each person who served as a director during the 2008 fiscal year attended at least 75% or more of the aggregate of (i) the total number of meetings of the Board held while such person was a director, and (ii) the total number of meetings held by all committees of the Board on which such person served while such person was a member of such committee. As a matter of policy, members of the Board are required to make every reasonable effort to attend the Annual Meeting. All members of the Board attended the Company’s 2007 Annual Meeting of Stockholders.

Director Independence

The Board has affirmatively determined that the following directors have no material relationship with the Company and are independent within the meaning of Rule 10A-3 of the Security Exchange Act of 1934, as amended (Rule 10A-3) and within the applicable AMEX definition of “independence”: Lance Brewer, M. Scott Farese, Donald Pastor and Stephen P. Soltwedel. Independent directors receive no compensation from the Company for service on the Board or the Committees other than directors’ fees and non-discretionary awards granted under our 2007 Equity Incentive Plan.

Executive Sessions

As required by the AMEX listing standards, our non-management directors meet in executive sessions with only non-management directors present at least once annually.

Communications with Directors

You may contact the entire Board of Directors, any Committee of the Board, the non-management directors as a group or any individual director by calling the Company’s hotline at 800-785-1003 (U.S. and Canada) which is administered by the third party service provider, Lighthouse Services. Lighthouse Services collects all requests for contact and delivers them to the appropriate director or group of directors. The contact information for our hotline is also located on our website at www.advancedphotonix.com under the “Investor Inquiries” link on the Investors page. Stockholders are also welcome to communicate directly with the Board at the Company’s Annual Meeting.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are independent directors within the applicable definitions of the AMEX listing standards and Rule 10A-3. Each of the Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company. The charters for the Audit Committee, the Compensation Committee and the Nominating Governance Committee have been approved by the Board of Directors and are posted on the Company’s website, www.advancedphotonix.com under the “Corporate Governance” link on the Investors page. The charters are also available in print to any requesting stockholder.

As set forth in the Audit Committee Charter, the Audit Committee’s primary responsibilities are to: (1) oversee the Company’s financial reporting principles and policies including review of the financial reports and other financial and related information released by the Company to the public, or in certain circumstances governmental bodies; (2) review the Company’s system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established; (3) review the Company’s accounting and financial reporting processes; (4) review and appraise with management the performance of the Company’s independent auditors; and (5) provide an open avenue of communication between the independent auditors and the Board of Directors. The Audit Committee held four meetings during the fiscal year ended March 31, 2008. During the 2008 fiscal year, the Audit Committee consisted of Messrs. Farese, Pastor and Soltwedel. The Board has determined that Donald Pastor and Stephen P. Soltwedel qualify as “audit committee financial experts” under the regulations promulgated by the SEC.

Compensation Committee. The Compensation Committee evaluates directors and management compensation plans as well as the Company’s equity incentive plans. The Compensation Committee met seven times during the 2008 fiscal year. The members of the Compensation Committee are Messrs. Brewer, Farese, and Soltwedel. Pursuant to the Compensation Committee Charter, the Committee is responsible for (i) discharging the Board’s responsibilities relating to compensation of the Company’s executive officers and (ii) reviewing and approving an annual report on executive compensation prepared by management for inclusion in the Proxy Statement in accordance with applicable rules and regulations. The Committee made recommendations concerning executive compensation for our executive officers for the 2008 fiscal year which were approved by the independent directors of the Board.

Nominating and Governance Committee. The Nominating and Governance Committee identifies individuals qualified to become members of the Board and its Committees and addresses the Company’s demands for governance. The Nominating and Governance Committee held two meetings during the 2008 fiscal year. The members of the Nominating and Governance Committee are Messrs. Brewer, Farese and Pastor.

The Committee’s responsibilities include (i) identifying individuals qualified to become Board members, (ii) recommending individuals to the Board as director nominees and recommending directors to serve as members of the Board’s committees, and (iii) developing and recommending to the Board a set of Corporate Governance Guidelines.

Nomination Procedures

The Nominating & Governance Committee of the Board identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. In conducting this assessment, the Nominating and Governance Committee considers, among other things, skills, expertise, integrity, character, judgment, independence, corporate experience, length of service, willingness to serve, conflicts and commitments (including, among other things, the number of other public and private company boards on which a director candidate serves), and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capability on the Company’s Board. The Committee also considers whether a prospective nominee has appropriate business experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board.

In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation and quality of performance. Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Committee identifies potential new director candidates by recommendations from its members, other Board members, Company management and stockholders, and may, if necessary or appropriate, utilize the services of a professional search firm.

The Nominating & Governance Committee considers recommendations for director candidates submitted by stockholders using the same criteria that it applies to recommendations from the Committee members, directors and members of management. In order to be considered, a recommendation from a stockholder must be submitted to the Secretary of the Company in accordance with the director nomination procedures set forth in our by-laws and the applicable rules of the SEC. See the section of this proxy under the heading “Proposals of Stockholders.”

The Company has not made any changes to the procedures by which stockholders may recommend nominees to the Company’s Board of Directors since the Company’s last proxy statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information on the compensation program in place for the Company’s President and Chief Executive Officer (CEO), Chief Financial Officer (CFO) and Chief Technology Officer (CTO) (together the NEOs).

Compensation Philosophy and Objectives. The Company generally compensates its NEOs with a mix of base salary, bonus and equity compensation designed to be competitive with the compensation offered by other companies who operate in similar industries.

Board Process.  The Compensation Committee reports to the Board of Directors (the Board) and is responsible for setting and administering the Company’s compensation program and policies as well as monitoring the Company’s compensation philosophy and objectives.  In advance of each fiscal year, the Compensation Committee reviews and recommends to the Board for approval any compensation awards, including bonuses payable for the prior year and a “target” bonus (expressed as a percentage of base salary) for the next fiscal year, to all executive officers, including the CEO, CFO and CTO and each person in senior management who has a total compensation level greater than $100,000. Generally, on its own initiative the Compensation Committee reviews the total compensation of the CEO, and, following discussions with him, and other advisors where it deems appropriate, establishes the compensation level to be recommended to the Board. With respect to the other NEOs, the Compensation Committee may receive recommendations from the CEO (with respect to all NEOs other than himself), and exercises its judgment in establishing its recommendations to the Board taking into account such recommendations and evaluations.

The Compensation Committee has discretion to grant stock options and stock awards to the NEOs. In making such grants, the Compensation Committee considers the long-term incentive practices of comparable companies, the goals of the Company’s long term incentive program, recommendations of the CEO and as applicable reports received from its independent compensation consultant.

The Compensation Committee is composed of three directors, all of whom are independent under the applicable AMEX definitions. The Compensation Committee held seven meetings during the 2008 fiscal year. The Compensation Committee reports to the Board on its actions and recommendations following each meeting and is responsible for periodically updating the Board about Compensation Committee activities and actions.

Compensation Setting Principles and Methodologies. For purposes of establishing the overall cash compensation for the NEOs for the 2008 fiscal year and ensuring that the Compensation Committee had current information as to developments in the marketplace, the Committee engaged an independent consulting firm, Lipis Consulting, Inc., specializing in compensation analysis. Specifically, the Committee requested the consultant to develop a peer group which included other “high tech” companies and to report base salary, incentive bonus and equity paid to officers in the peer group holding positions similar to our NEOs. The Committee also requested information as to total compensation amounts and the ratio of the different elements within such total compensation package for the comparable positioned officers in the peer group. The consultant performed a statistical survey of the peer group companies and did not make recommendations regarding specific amounts to be included in the NEOs compensation packages. The consultant’s study includes information with respect to fifty-nine (59) public technology companies.1 Over 50% of the peer group consists of companies in the semiconductor industry.

Elements of Executive Compensation. Traditionally, in allocating the elements of compensation between salary and bonus, the Compensation Committee believes that since members of management have the greatest ability to influence the Company’s performance, the ratio of bonus to salary should be higher with respect to NEO compensation than the ratio used for the rest of the employee population.

1  The peer group reviewed by the Compensation Committee’s independent compensation consultant consists of the following companies:

Hytek Microsystems Inc, Logicvision Inc, Tripath Technology Inc, Universal Display Corp, DPAC Technologies Corp, Mosys Inc, NVE Corp, Micropac Industries Inc, Micro Linear Corp/CA/, Alliance Fiber Optic Product, Simtek Corp, Quicklogic Corp, Transwitch Corp, Ramtron International Corp, HI/FN Inc, AXT Inc, Mellanox Technologies Ltd, Transmeta Corp, HEI Inc, 8X8 Inc, Techwell Inc, Staktek Holdings Inc, GSI Technology Inc, Virage Logic Corp, Centillium Communications, Advanced Power Technology Inc, Color Kinetics Inc, Catalyst Semiconductor Inc, Rae Systems Inc, Exar Corp, Microtune Inc, Optical Communication Prods, Volterra Semiconductor Corp, Sipex Corp, Stratos International Inc, Advanced Analogic Tech, PLX Technology Inc, Zilog Inc, Kopin Corp, Netlogic Microsystems Inc, Supertex Inc, ESS Technology Inc, Leadis Technology Inc, Evergreen Solar Inc, Monolithic Power Systems Inc, Oplink Communications Inc, White Electronic Designs CP, Energy Conversion Dev, Pericom Semiconductor Corp, Anaren Inc, Hittite Microwave Corp, Pixelworks Inc, Ikanos Communications Inc, First Solar Inc, Mindspeed Technologies Inc, Sirenza Microdevices Inc, Zarlink Semiconductor Inc, IPG Photonics Corp, American Science Engineering.

Base Salaries. The Compensation Committee believes in providing senior management with a level of cash compensation in the form of base salary that is appropriate for a company of its size in its market sector. Base salary is intended to provide an element of certainty and security to the NEOs on an ongoing basis. The Compensation Committee reviews salaries at the end of each fiscal year and adjusts them as warranted. Base salaries are kept within a competitive range for each position based on the Compensation Committee’s review of benchmark data regarding target ranges for executive officer compensation at industry peer companies.

Based on the independent consultant’s study, in February 2008 the Compensation Committee determined that in comparison to officers in the peer group holding positions similar to the NEOs, the base salaries paid to our NEOs were well below the median; that the incentive cash bonuses (“at risk” compensation) provided for our NEOs represented a substantially higher percentage of our NEOs total cash compensation and that our NEOs received significantly less equity compensation. In light of the study, and in light of the fact that only a 3% increase to base salaries had been made since fiscal year 2005, the Committee determined to make appropriate adjustments to the annual base salaries of the NEOs.

Based on the consultant’s study, independent research undertaken by the Chairman of the Committee and other factors (including the expansion of its product line to include more technologically advanced products with higher profit margins and greater growth potential), the Compensation Committee recommended, and the independent members of the Board approved, an increase in base salary for each of the NEOs. In order to distribute the cost to the Company of the salary increases, the Committee recommended that the NEOs have retroactive salary increases for the fiscal year 2008 of $52,300 for the CEO, $14,450 for the CFO and $10,650 for the CTO. The Compensation Committee then recommended and the independent members of the Board approved a base salary for the CEO of $295,000 for the fiscal year 2009, (which was approximately the median salary paid to comparable positioned officers in the peer group). With respect to the other NEOs, the Compensation Committee recommended and the independent members of the Board approved a base salary of $225,000 and $210,000 for the fiscal year 2009 for the CFO and CTO, respectively (which were also approximately the median salaries paid to comparable positioned officers in the peer group).

Cash Incentive Bonuses. The Company maintains an Executive Incentive Compensation Plan pursuant to which it awards cash bonuses based upon performance objectives established by the Compensation Committee at the beginning of each fiscal year. An employee can earn from 20% to 200% of the employees targeted bonus based on the achievement of specified revenue and income (as adjusted for non-cash expenses) objectives. The Compensation Committee and the Board believe these measures form the most appropriate metric for the Company given its debt, capital structure and its projected revenue growth and income. The Compensation Committee believes that the performance objectives are realistic but challenging, and motivate the NEOs to promote the achievement of the Company’s financial and strategic plans. Employees are generally assigned a targeted bonus expressed as a percentage of base salary and ranging from 35% to 50% of base salary. At the end of each fiscal year, the Compensation Committee reviews the Company’s actual performance as compared to the performance objectives and determines the cash bonus for each NEO based on a matrix so that the amount of bonus earned may be more (or less than) the target bonus depending on whether the Company’s revenues and income are more (or less than) the stated performance objectives. The Compensation Committee may make a discretionary bonus when results are outside the scope of the matrix due to extraordinary circumstances during the year. No bonuses under the Executive Incentive Compensation Plan or discretionary bonuses were paid to the NEOs for the 2008 fiscal year.

Equity Compensation. Historically, the primary form of equity compensation that the Company awarded consisted of non-qualified stock options. The stockholders approved the 2007 Equity Incentive Plan at the 2007 Annual Stockholder’s Meeting which now gives the Company the ability to grant both stock options and stock awards, which may be subject to time based or performance based vesting depending on the terms of the grant. The Committee believes that the ability to grant both types of equity awards is important in helping to attract and retain executive talent. The Compensation Committee did not grant any equity awards during fiscal year 2008.

Employment Agreements, Post-Termination Benefits and Change in Control Arrangements. During fiscal year 2008, Messrs. Risser and Williamson were entitled to certain post-termination benefits pursuant to their employment agreements (as described in this Proxy Statement under the heading “Post-Termination Benefits and Change in Control”), however, each employment agreement expired in May 2008, and currently none of the NEOs has an employment agreement or any other contractual severance or change in control benefits. The Board is currently reviewing employment agreements for the NEOs. Under the Company’s 2007 Equity Incentive Plan, the Board may decide in its sole discretion to accelerate vesting of stock options and stock awards granted to employees in connection with a change in control. As indicated above, during fiscal year 2008, neither stock options nor stock awards were granted under such Plan.

Benefits. NEOs are subject to the same benefits as all other employees in terms of health benefit plans, retirement plans and perquisites except for supplemental long term disability which is greater than that offered by the Company to other employees. The amount which the Company pays for this benefit is set forth under the Summary Compensation Table under the category of “All Other Compensation”.

Certain Tax and Accounting Considerations: Deductibility
of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation (other than qualified performance-based compensation) in excess of $1,000,000 paid in a taxable year to a company’s chief executive officer and the four other most highly compensated executive officers. The Compensation Committee considers the impact of this deductibility limitation on its compensation program.

Compensation Committee Report*

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company’s 2008 Stockholder Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the Proxy Statement). Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company’s Proxy Statement.

Compensation Committee
M. Scott Farese (Chairman)
Lance Brewer
Stephen Soltwedel

* Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the 1934 Act, the Report on Executive Compensation by the Compensation Committee shall not be incorporated by reference in any such filings.

EXECUTIVE COMPENSATION TABLES AND NARRATIVE DISCLOSURE

The following tables set forth executive compensation for the Company’s President and Chief Executive Officer (CEO), Chief Financial Officer (CFO) and Chief Technology Officer (CTO) (the Named Executive Officers or NEOs) during the 2008 fiscal year.

Summary Compensation Table

The following table sets forth compensation for the Company’s Named Executive Officers for the fiscal year ended March 31, 2008.

Name & Position	Year	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Richard Kurtz, CEO	2008	256,000	8,095	-	6,332	262,332
	2007	185,000	17,406	64,750	8,690	275,846
Robin Risser, CFO	2008	206,928	14,247	-	9,418	216,346
	2007	185,000	17,525	45,325	8,682	256,532
Steve Williamson, CTO	2008	200,008	14,247	-	8,918	208,926
	2007	185,000	17,525	45,325	8,502	256,352

1)
Represents the amount of compensation cost recognized by the Company in fiscal years 2007 and 2008 related to stock option awards granted in prior years, as described in Statement of Financial Accounting Standards No. 123R (SFAS 123R). For a discussion of valuation assumptions see Note 1 to the Company’s 2007 and 2008 Consolidated Financial Statements included in its Annual Report on Form 10-K for the years ended March 31, 2007 and 2008.

2)	Amounts include life insurance premiums, Company matching contributions to the 401K Savings Plan and long-term disability premiums.

Grants of Plan-Based Awards Table

The Company provides for cash incentive awards to its NEOs pursuant to the Executive Incentive Compensation Plan. Annually, the Compensation Committee establishes a targeted bonus for each NEO based on a percentage of his annual salary. With respect to the 2008 fiscal year, the CEO’s targeted bonus was 50% of his 2007 annual base salary and the CFO’s and the CTO’s targeted bonus was 35% of their 2007 annual base salaries. The cash incentive bonus plan provides for a range of bonus awards based on the Company’s achievement of sales and net income results which are approved by the Committee at the beginning of each fiscal year and are set forth in a matrix. NEOs are eligible for bonus awards under the bonus matrix ranging from 20% to 200% of their targeted bonuses based on the Company’s achievement of the sales and revenue results as of the fiscal year end. For fiscal year 2008, no incentive bonuses were awarded under the Plan as reflected in the “Summary Compensation Table.” A discussion of the Compensation Committee’s administration of the cash incentive bonus plan is provided in the “Compensation Discussion and Analysis.”

The following table sets forth the minimum (or Threshold), target, and maximum awards available to the NEOs under the Company’s non-equity incentive plan for the fiscal year ended March 31, 2008.

Estimated Future Payout Under Non-Equity Incentive Plan Awards

Name	Threshold ($) (1)	Target ($) (2)	Maximum ($) (3)
Richard Kurtz	18,500	92,500	185,000
Robin Risser	12,950	64,750	129,500
Steve Williamson	12,950	64,750	129,500

1)	Amount’s represent 20% of the NEO’s targeted bonus.

2)	Amount’s represent 100% of the NEO’s targeted bonus.

3)	Amount’s represent 200% of the NEO’s targeted bonus.

Narrative Addendum to the Summary Compensation Table
and the Grants of Plan-Based Awards Table

Equity Plans

The only long-term equity incentive compensation plan pursuant to which we presently grant awards is our 2007 Equity Incentive Plan (the Equity Plan). Pursuant to the Equity Plan, employees, including the Named Executive Officers, may be granted stock options and restricted stock awards (the Awards). The exercise price of all stock options, including Incentive Stock Options (ISOs) as defined by Section 422 of the Internal Revenue Code of 1986 (the Code), is the fair market value on the date of the grant. In fiscal 2008, the Company did not grant any Awards to any of its NEOs. All of our employees, our subsidiaries’ employees, non-employee directors, consultants and advisors are eligible to receive Awards under the Equity Plan. The Equity Plan provides that the Compensation Committee may determine which employees are granted Awards and the number of shares subject to each Award. The non-employee directors are eligible for automatic grants of stock awards as further described in the narrative following the Directors Compensation Table.

We have historically granted options under our 1997 Employee Stock Option Plan (which expired January 13, 2007) and our 2000 Stock Option Plan (together the Prior Option Plans). Following the adoption of the Equity Plan, we have ceased to issue options under the Prior Option Plans, however all options previously issued under the Prior Option Plans which remain outstanding continue to be governed by the terms of such Prior Option Plans.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth information regarding each unexercised option held by each of the Company’s NEOs as of March 31, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Richard Kurtz	25,000	-		5.3440	2/22/2010
	150,000	-		3.1875	8/25/2010
	70,000	-		0.8000	4/20/2011
	25,000	-		0.8600	8/17/2011
	150,000	-		0.6700	2/20/2012
	90,000	-		0.9300	5/19/2013
	22,400	5,600	(1)	2.2500	6/10/2014
	12,600	8,400	(2)	2.3200	6/03/2015
Robin Risser	60,000	40,000	(3)	2.1100	5/02/2015
Steve Williamson	60,000	40,000	(3)	2.1100	5/02/2015

1)	The option was granted on June 10, 2004 and is exercisable as to 20% of the shares underlying the option on the six month anniversary and the first, second, third and fourth annual anniversaries.

2)	The option was granted on June 3, 2005 and is exercisable as to 20% of the shares underlying the option on the six month anniversary and the first, second, third and fourth annual anniversaries.

3)	The option was granted on May 2, 2005 and is exercisable as to 20% of the shares underlying the option on the six month anniversary and the first, second, third and fourth annual anniversaries.

Option Exercises and Stock Vested

None of our Named Executive Officers exercised any stock options during the fiscal year ended March 31, 2008.

Post-Termination Benefits and Change in Control

During the 2008 fiscal year Messrs. Risser and Williamson were entitled to post-termination payments and benefits pursuant to the terms of their expired Employment Agreements which were entered into in connection with the acquisition of Picometrix, Inc. and which expired on May 2, 2008. Currently, none of our NEOs are eligible for any post-termination benefits and the Company does not have any arrangements in place to make payments or provide benefits to its NEOs in connection with a change in control of the Company.

The following table sets forth the Company’s reasonable estimate of the potential payments to each of Messrs. Risser and Williamson upon termination if such termination occurred as of March 31, 2008.

Name (1)	Salary ($)		All Other Compensation ($)		Total ($)
Robin Risser	17,244	(2)	785	(3)	17,029
Steve Williamson	16,667	(2)	743	(3)	17,410

1)	Messrs. Risser and Williamson were entitled to post-termination benefits pursuant to their three year employment agreements which expired on May 2, 2008.

2)	Represents their annual base salary pro-rated for the period from April 1, 2008 through May 2, 2008.

3)
Amounts represent estimates of payments relating to life insurance premiums, health and welfare benefits, short-term and long-term disability premiums and earned vacation pro-rated for the period from April 1, 2008 through May 2, 2008.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended March 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Lance Brewer	30,950	25,840	56,790
M. Scott Farese	34,200	22,443	56,643
Donald Pastor	32,700	25,840	58,540
Steve Soltwedel	33,200	22,443	55,643

1)
Represents the amount of compensation cost recognized by the Company in fiscal year 2008 related to stock option awards granted in prior years, as described in Statement of Financial Accounting Standards No. 123R (SFAS 123R). For a discussion of valuation assumptions see Note 1 to the Company’s 2008 Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008.

Director Fees

During the fiscal year ended March 31, 2008, each Director was paid an annual retainer of $24,325 plus a fee of $1,000 for each Board meeting attended. In addition each Committee member was paid $750 for each Committee meeting attended, and the Chairman of the Compensation Committee received $250 per quarter and the Chairman of the Audit Committee received $625 per quarter. In addition, we have an arrangement to reimburse any out-of-town non-employee director for expenses associated with travel to any Board Meeting.

Automatic Equity Grants

In addition, our non-employee directors participate in the 2007 Equity Incentive Plan (the Equity Plan). Under the Equity Plan, an initial stock grant covering Common Stock having a fair market value of $25,000 on the date of the grant pro-rated for the period from the director’s appointment to the following September 1 is automatically granted to non-employee directors upon appointment to the Board. Each such stock grant is subject to a risk of forfeiture for a six month period from the date of grant. No new directors were appointed during fiscal year 2008, and accordingly, no directors were eligible for this grant.

The Equity Plan further provides that on September 1 of each year each then serving non-employee director will be granted an annual stock grant of that number of shares of Common Stock having a fair market value of $25,000 on the date of grant. Each such stock grant is subject to a risk of forfeiture for a six month period from the date of grant. This annual stock grant is to first be awarded on September 1, 2008, at which time it will only be awarded to Messrs. Farese and Soltwedel who would have been the only two directors eligible to receive the annual option grant for incumbent directors under the Company’s prior option plans, assuming such directors are serving on the Board at such time. The remaining two non-employee directors will receive their first annual grant on September 1, 2009 assuming they are providing services at such time, which is when they would have been eligible to receive the annual option grant for incumbent directors under the Company’s prior option plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company is the obligor with respect to a promissory note held by Mr. Risser, a Director of the Company and its CFO, (the Risser Note), and a promissory note held by Mr. Williamson, the Company’s CTO, (the Williamson Note). The notes were entered into in connection with the Company’s acquisition of Messrs. Risser’s and Williamson’s equity interests in Picometrix, Inc. The highest amount owing under the Risser Note during the fiscal year was $800,166 which was the amount owing as of April 1, 2007. The highest amount owing under the Williamson Note during the fiscal year was $1,600,334 which was the amount owing as of April 1, 2007. As of March 31, 2008, $616,833 was outstanding under the Risser Note and $1,233,667 was outstanding under the Williamson Note. The principal and interest on the notes is payable in annual installments and each promissory note accrues interest at a rate 9.25% per annum. As approved by the Company’s Audit Committee, the Company entered into amendments of each Note to extend the due date for the third installment (in the aggregate amount of $900,000) to December 1, 2008 from the original agreement payment date of May 1, 2008. The final payment under the notes is due on May 2, 2009. With respect to the fiscal year ended March 2008, the Company paid $226,367 in principal and interest under the Risser Note and $452,736 under the Williamson Note.

RELATIONSHIP WITH INDEPENDENT AUDITORS

BDO Seidman, LLP, independent auditors, audited the Company’s financial statements for fiscal year 2008. Representatives of BDO Seidman are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

Effective July 19, 2007, the Company dismissed its independent auditors Farber, Hass & Hurley LLP and engaged BDO Seidman, as its independent auditor.

The decision to change the Company’s accounting firm was approved by the Audit Committee of the Company’s Board of Directors. The reports of Farber, Hass & Hurley LLP on the financial statements of the Company for the past two fiscal years ended March 31, 2007 and March 31, 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended March 31, 2007 and March 31, 2006 and in the subsequent interim period from April 1, 2007 through and including July 19, 2007, there were no disagreements between the Company and Farber, Hass & Hurley LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Farber, Hass & Hurley LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

During each of the two fiscal years ended March 31, 2007 and March 31, 2006 and in the subsequent interim period from April 1, 2007 through and including July 19, 2007, there were no “reportable events” as that term is described in Item 304 (a)(1)(v) of Regulation S-K.

The Company has not consulted with BDO Seidman during the last two fiscal years ended March 31, 2007 and March 31, 2006 or during the subsequent interim period from April 1, 2007 through and including July 19, 2007, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events pursuant to Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K.

INDEPENDENT AUDITOR FEES

The following table sets forth the aggregate fees billed to the Company for professional audit services rendered by BDO Seidman for the 2008 fiscal year and Farber, Haas & Hurley for the 2007 fiscal year for the audits of the Company’s annual financial statements and review of financial statements included in the registrant’s quarterly reports on Form 10-Q, and fees billed for other services rendered by BDO Seidman in the 2008 fiscal year and Farber, Haas and Hurley in the 2007 fiscal year.

	2008		2007
Audit Fees (1)	$150,000		$131,000
Audit Related Fees	-0-		$3,000	(2)
Tax Fees	-0-		-0-
All Other Fees	$18,000	(3)	-0-
Total (4) (5)	$168,000		$134,000
______________________

1)
The fees were related to the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K and reviews of its interim financial statements included in the Company’s Quarterly Reports on Form 10-Q.

2)	Audit related fees for the 2007 fiscal year were principally related to services rendered in connection with the review of our registration statement filed during fiscal year 2007.

3)	All other fees were principally related to services rendered in connection with the review and our response to a SEC comment letter.

4)
Does not include $20,760 of fees paid to Farber, Haas & Hurley LLP for services rendered in connection with the review of our registration statements filed during fiscal year 2008 and our response to a SEC comment letter.

5)
The Audit Committee has determined that the provision of all non-audit services performed for the Company by BDO Seidman, LLP and Faber, Hass & Hurley LLP is compatible with maintaining that firms’ independence.

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that the Company’s independent auditor is permitted to perform for the Company under applicable federal securities regulations. While it is the general policy of the Audit Committee to make such determinations at full Audit Committee Meetings, the Audit Committee may delegate its pre-approval authority to one or more members of the Audit Committee, provided that all such decisions are presented to the full Audit Committee at its next regularly scheduled meeting.

AUDIT COMMITTEE REPORT*

The Company’s Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors (the Board). The Committee has three members, each of whom is “independent” as determined under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules of the American Stock Exchange. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee met and held discussions with management and representatives of BDO Seidman, the Company’s independent registered public accounting firm. The Audit Committee reviewed and discussed the audited consolidated financial statements, as well as the unaudited financial statements included in Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year, with management and BDO Seidman. The Audit Committee discussed with BDO Seidman the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communications with Those Charged with Governance”. BDO Seidman also provided the Audit Committee with the written disclosure required by Standard No. 1, “Independence Discussions with Audit Committee,” and the Committee discussed with BDO Seidman its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008 for filing with the Securities and Exchange Commission.

Audit Committee
Stephen Soltwedel (Chairman)
Donald Pastor
M. Scott Farese

* Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the 1934 Act, the Audit Committee Report shall not be incorporated by reference in any such filings.

PROPOSAL 2

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED CLASS A COMMON STOCK

The stockholders are asked to consider and approve a proposed amendment to the Company’s Certificate of Incorporation (the Amendment) solely to increase the authorized Class A Common Stock of the Company from 50,000,000 shares to 100,000,000 shares.  The Company is currently authorized to issue up to 10,000,000 shares of Preferred Stock. No change to the Company’s Preferred Stock authorization is requested. The Amendment also acknowledges that the Class B Common Stock has been converted to Class A Common Stock in accordance with the terms of the Certificate of Incorporation currently in effect.  A copy of the Amendment to be presented for adoption by the stockholders is annexed hereto as Appendix A.

The Company’s Certificate of Incorporation, as amended, will authorize the Company to issue up to 100,000,000 shares of Class A Common Stock (Common Stock) and 10,000,000 shares of Preferred Stock. As of June 30, 2008, 24,680,669 shares of Common Stock were issued and outstanding. Additionally, as of that date an aggregate of 7,264,630 shares of Common Stock were reserved for issuance in connection with the grant of stock awards and upon the exercise of options granted or available for grant under the Company’s various equity plans or upon the exercise of warrants individually granted by the Board of Directors.

The Board of Directors considers it desirable to have available for issuance sufficient authorized shares of Common Stock to enable the Company to act without delay if favorable opportunities arise to raise additional equity capital or to acquire companies by the issuance of shares of Common Stock and otherwise to be in a position to take various steps requiring the issuance of additional shares of Common Stock that in the judgment of the Board of Directors are in the best interests of the Company. The Company has no current plans, arrangements or understandings regarding the issuance of any of the additional shares of Common Stock for which authorization is sought and there are no negotiations pending with respect to the issuance thereof for any purpose.

If the proposal to increase the authorized number of shares of Common Stock is approved by the stockholders, the additional shares may be issued at such time and on such terms and conditions as the Board of Directors may determine without further approval by the stockholders, subject to applicable provisions of law and the rules of any securities exchange on which shares of the Common Stock are listed for trading.  The Company’s Common Stock is currently listed with the AMEX.  In certain circumstances the AMEX rules may require the vote of stockholders to approve future issuances, particularly in connection with share issuances relating to a change in control and certain discounted issuances.

To accomplish the proposed increase in the Company’s authorized capital stock, Article Fourth of the Company’s Certificate of Incorporation must be amended as set forth in Appendix A to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

MISCELLANEOUS

Annual Report

The Company’s 2008 Annual Report is being mailed to stockholders contemporaneously with this Proxy Statement.

Form 10-K

AT YOUR WRITTEN REQUEST, WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR THE FISCAL YEAR ENDED MARCH 31, 2008. PLEASE MAIL YOUR REQUEST TO THE SECRETARY, ADVANCED PHOTONIX, INC., 2925 BOARDWALK, ANN ARBOR, MICHIGAN 48104. YOU MAY ALSO ACCESS OUR 10-K UNDER THE “INVESTORS” LINK ON OUR WEBSITE AT WWW.ADVANCEDPHOTONIX.COM.

Proposals of Stockholders; Stockholder Business

If you wish to submit a proposal for consideration at our 2009 Annual Meeting of Stockholders, you should submit the proposal in writing to the Secretary of the Company at the address set forth on the Notice page of this Proxy Statement. Proposals must be received by us on or before March 18, 2009, for inclusion in next year’s proxy materials. If you submit a proposal you must, in all other respects, comply with Rule 14a-8 under the Securities Exchange Act of 1934. If you intend to present a proposal at our 2009 Annual Meeting without inclusion of the proposal in our proxy materials, you are required to provide notice of the presenting proposal to the Company in accordance with our by-laws no later than June 23, 2009 nor earlier than May 25, 2009.

If a properly submitted stockholder proposal is received after June 23, 2009, we may vote in our discretion as to that proposal all of the shares for which we have received proxies for the 2009 Annual Meeting of Stockholders.

Your vote is important. We urge you to vote without delay.

By Order of the Board of Directors,

ROBIN F. RISSER,
Secretary

Dated: July 16, 2008

Appendix A

CERTIFICATE OF AMENDMENT
TO
ADVANCED PHOTONIX, INC.
CERTIFICATE OF INCORPORATION

I, Richard D. Kurtz, President and Chief Executive Officer of Advanced Photonix, Inc., a Delaware corporation, do hereby certify that:

FIRST: The name of the corporation is Advanced Photonix, Inc. The date of filing of its Certificate of Incorporation in the State of Delaware was June 22, 1988.

SECOND: Whereas the Class B Common Stock has been converted into Class A Common Stock in accordance with the provisions of the Certificate of Incorporation and the board of directors and the stockholders of the corporation have approved an increase in the authorized capital of the corporation as set forth in this amendment, the first paragraph of Article FOURTH of the corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

FOURTH: The total number of shares that the corporation shall have authority to issue is 110,000,000, consisting of 100,000,000 shares of Class A Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share (“Preferred Stock”) of which 780,000 shares shall be designated as Class A Convertible Preferred Stock, par value $.001 per share (“Class A Preferred Stock”).

THIRD: This amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FOURTH: This amendment shall become effective on the date of filing.

In Witness Whereof, I have signed this Certificate the ____ day of August, 2008.

Richard D. Kurtz
President and Chief Executive Officer

Appx. A

ADVANCED PHOTONIX, INC.

Proxy - For the Annual Meeting of Stockholders – August 22, 2008
I appoint Richard D. Kurtz and Robin F. Risser, or either of them, as my proxies, with full power of substitution, to vote all shares of Class A Common Stock of ADVANCED PHOTONIX, INC. which I am entitled to vote at the Annual Meeting of Stockholders to be held on August 22, 2008 at 10:00 a.m. at the Company’s Michigan office, 2925 Boardwalk, Ann Arbor, Michigan, and any adjournments of the meeting on all matters coming before said meeting.

My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote "FOR" the election of all the nominees listed under Proposal 1 and "FOR" Proposal 2. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

THIS  PROXY  IS  SOLICITED  ON  BEHALF  OF  THE  BOARD  OF  DIRECTORS

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

(continued on reverse side)

ADVANCED PHOTONIX, INC. 2925 BOARDWALK ANN ARBOR, MI 48104
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ADVANCED PHOTONIX, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ADVPH1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADVANCED PHOTONIX, INC. Vote On Directors				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Six Directors:				☐	☐	☐

Nominees:

01)	Richard D. Kurtz	04)	M. Scott Farese
02)	Robin F. Risser	05)	Donald Pastor
03)	Lance Brewer	06)	Stephen P. Soltwedel

Vote On Proposal		For	Against	Abstain

2.	Adoption of the Amendment to the Certificate of Incorporation to Increase the Authorized Class A Common Stock.	☐	☐	☐

Please sign here exactly as your name(s) appear(s) on this proxy.  If signing for an estate, trust or corporation, title or capacity should be stated.
If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

PLEASE SIGN, DATE AND MAIL IN THE ENVELOPE PROVIDED

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date